EXHIBIT 10.17

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO MAKER THAT THIS NOTE AND THE COMMON SHARES UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE #PN_42078_TGC_STLT

(Unsecured)

Loan Amount: $2,500,000	Date: 3/27/2015

FOR VALUE RECEIVED, Spotlight Innovation, Inc., an Nevada company (“Maker”) hereby promises to pay to the order of The Greig Companies, Inc., a Nevada Company, their successors and assigns (“Holder”), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000) (the “Note”), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance at the Applicable Rate (as defined herein).

1. Interest Rate and Payments; Maturity.

(a) The term of this Note shall begin on the date hereof and end on the Maturity Date (as defined herein). During the term of this Note, interest shall accrue on the unpaid principal balance at a fixed rate equal to the Applicable Rate, adjusted monthly; provided, however, that upon an Event of Default (as defined herein) the outstanding balance of this Note shall bear interest at the Applicable Rate plus a default rate of two percent (2.0%) per month, compounded annually (the “Default Rate”) until such Event of Default is cured; provided that this provision shall not be construed as an agreement or privilege to extend the date of the payment of the Note, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default. During the first thirty-six months of the term, the “Applicable Rate” shall equal the sum of the Prime Rate (defined herein) plus five percent (5.0%). Thereafter, the Applicable Rate shall equal the Prime Rate plus six percent (6%) per annum. The Applicable Rate shall be adjusted monthly on the first day of each month from and including the first day of such month. The “Prime Rate” shall mean the rate published in the money section of the Wall Street Journal listed as prime rate which is the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks, and is currently, 3.25%, making the initial rate hereunder 8.5%.

(b) In addition to the interest accrued pursuant to the Applicable Rate and the Default Rate, there shall accrue to Holder an “investment premium”. The Investment Premium will consist of a onetime right to purchase up to 250,000 pre-registered Common Shares of the Maker (the “Warrant”), at a discount of fifty percent (50%) of the average closing stock bid price over the 20 trading days prior to the day that the Warrant is executed (the “Exercise Price”); provided, however that the Exercise Price shall be not less than $1.50 per share. The Warrant will have a term of thirty-six (36) months from the date of repayment or conversion.

(c) Provided no Event of Default has first occurred, Maker shall be required to make payments of interest and principal at the Maturity Date only. The “Maturity Date” shall be the earlier of (i) the fifth (5th) anniversary of the date of issuance of this Note or (ii) when such amounts are declared due and payable by the Holder upon or after the occurrence of an Event of Default (as defined below).

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(d) All payments of principal and/or interest hereon shall be payable in lawful money of the United States. In the event that any payment of principal and/or interest is not actually received by the Holder within thirty (30) days of the date such payment is due and payable hereunder, Maker agrees to pay a late charge equal to two percent (2.0%) of the total amount of the delinquent installment. All payments received hereon shall be applied, at Holder’s option, first to accrued interest, if any, then to late charges, if any, then to current interest and then to principal.

(e) This Note may be prepaid in whole or in part by Maker only upon the written consent of Holder. Maker must provide at least thirty (30) days’ prior written notice of its intent to prepay this Note in full and provide Holder with (i) proof of its financial ability to pay this Note in full and (ii) the opportunity to elect to conversion in accordance with Section 3(b) below in lieu of prepayment. The Holder’s election to make a conversion shall trump Maker’s ability to prepay the Note.

(f) Holder will deliver the funds to Maker, to the accounts and in the amounts, according to Exhibit A. The Maker agrees to accept all payments according to Exhibit A as part of the Note.

(g) Holder will retain that portion of funds labeled as “Debt Reserve” in Exhibit B. This Debt Reserve will be used to partially pay the Holder’s interest payments to Maker during the term of this Note.

(h) Holder will retain TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) for lending expense fee. Such fee is not to be deducted from the full amount of the loan owing.

2. No Security Interest. This Note is unsecured. The Holder shall have the rights to prosecute a lien against: any all assets, revenues or agreements of the Maker in order to recover the Note.

3. Conversion Rights. Holder shall have the option to convert all amounts due to Holder hereunder to Common Shares at the Conversion Price (defined herein), provided that any conversion shall be on the terms and conditions set forth in this Section 3.

(a) This option to convert may be exercised by written notice at any time and in Holder’s discretion (regardless of whether or not Maker is or is not then in default under this Note and including following notice of any proposed new money equity financing or any offer or tender of payment or prepayment as may be required hereunder). Holder’s failure to timely or correctly exercise these conversion rights shall not be deemed Holder’s waiver thereof.

(b) Holder’s option to convert may be exercised by written notice at Holder’s sole discretion at any time following (i) the Maturity Date, or (ii) notice of the prepayment in full of this Note as described in Section 1(e). Holder’s option to convert may be exercised by providing written notification to Maker. Holder’s election to make such a conversion shall be considered binding and fully enforceable against the Maker.

(c) All or any part of the principal balance of this Note may be converted to Common Shares at the Conversion Price at any time.

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(d) In addition to the conversion amount set forth in the preceding Subsection, all accrued and unpaid interest hereunder, and all other applicable fees, costs and charges, if any, as provided herein, may be converted into Common Shares at the same time, at the same price, on the same basis, and otherwise on the same terms and conditions as the conversion of the principal balance.

(e) The Conversion Price shall be $1.50 per share. The number of whole shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate: principal, interest and fees then owing, by the Conversion Price; provided, however, that, in no event, shall Maker be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of Maker subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and its affiliates of more than 4.9% of the outstanding shares of common stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G there under, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Note Conversion Price. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus, (2) at the Company’s option, accrued and unpaid interest, if any, on such principal amount at the interest rate provided in this Note to the conversion date, provided, however, that the Company shall have the right to pay any or all interest in cash. Any amount of the Note not converted will immediately become due and payable in cash.

(f) Upon conversion of this Note as provided herein, Holder shall surrender this Note, duly endorsed, at the principal offices of Maker or any transfer agent of Maker. At its expense, Maker shall, as soon as practicable thereafter, issue and deliver to Holder, at such principal office, a check payable to Holder to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable in lieu of fractional units. Upon conversion of all or a portion of this Note, Maker will be forever released from its obligations to repay the indebtedness being converted.

(g) Holder’s entry into this Agreement does not constitute participation by the Holder in an offering of penny stock, including engaging in activities with a broker, dealer, or issuer for purposes of issuing, trading, or inducing or attempting to induce the purchase or sale of any penny stock, nor is Holder a broker, dealer or issuer. A penny stock is any equity security that has a price of less than five dollars, except as provided in Rule 3a51-1 under the Exchange Act [17 C.F.R. 240.3a51-1].

4. Events of Default. Any one or more of the following shall constitute an “Event of Default” under this Note:

(a) any default in the payment of any installment of principal and/or interest due hereunder, if such breach or default is not cured within ninety (90) days, unless such delay is due to improper wire transfer instructions to deliver said payment to Holder whereupon the delivery of such installment is subject to the delivery by Holder of such proper instructions;

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(b) Maker undertakes or undergoes any Insolvency Event (for the purposes of this Note, an “Insolvency Event” means that there shall have occurred one or more of the following events: dissolution, save for dissolution due to acquisition of Maker in whole or part; termination of existence; insolvency; calling of a meeting of creditors; appointment of a committee of creditors or liquidating agents or the offering of a composition or extension to creditors by, for, or of Maker; adoption of any resolution for dissolution or liquidation; appointment of a receiver for Maker or any part of the property of Maker; an assignment for the benefit of creditors, or the filing of a petition in bankruptcy, or the commencement of any proceedings under any bankruptcy or insolvency laws, or any similar laws relating to the relief of Maker, or any readjustment of indebtedness, reorganization, composition or extension by or against Maker, and as to a voluntary filing of the same shall not have been discharged within sixty (60) days thereof, and as to an involuntary filing of the same shall not have been discharged within one hundred (120) days thereof; or

5. Acceleration. Upon any Event of Default, the entire principal balance hereof, all accrued and unpaid interest thereon, and all other applicable fees, costs and charges, if any, as provided herein, shall at once become due and payable at the option of Holder in its sole discretion. The failure of Holder to exercise the option for acceleration of maturity following any Event of Default, in any one or more instances, or the acceptance by Holder of partial payments or partial performance, shall not constitute a waiver of any such default, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Holder, may, at Holder’s option, be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

6. Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise.

7. No Waivers or Election of Remedies. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

8. Savings Clause. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Maker or Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Holder for the use, forbearance, or detention of the debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the debt for so long as the debt is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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9. Waiver of Certain Defenses. Any party liable hereon in any capacity, whether as maker, endorser, surety, guarantor or otherwise, (a) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of the debt evidenced hereby and each and every other notice of any kind respecting this Note (except as otherwise expressly provided for herein), (b) agrees that the holder hereof, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any principal and/or interest due hereon, and (c) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability hereon, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder.

10. Waiver of Jury Trial. MAKER AND ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE, EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THE DEBT EVIDENCED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER, MAKER AND/OR ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE.

11. Costs of Enforcement and Collection. Maker shall pay to Holder on demand such further amount as shall be sufficient to cover all costs and expenses of Holder incurred in any enforcement or collection action under this Note, including, without limitation, court costs, reasonable attorneys’ fees, expenses and disbursements.

12. Shareholders, Directors and Officers Not Liable. In no event shall any officer, director or shareholder of Maker be personally liable for any amounts due or payable pursuant to this Note. Signatures by officers, directors or shareholders of Maker to this Note do not signify personal culpability and are made as representatives of the Maker.

13. Partial Invalidity. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

14. Further Assurances. Each of the parties shall take such actions, and execute and deliver to a requesting party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Note and to better assure and confirm to the requesting party its rights, powers and remedies under this Note.

15. Binding Effect. This Note is binding upon and shall inure to the benefit of Holder, Maker and their respective successors and assigns; provided, however, neither party may assign its rights or delegate its obligations under this Note without the prior written consent of the other party, which such party may grant or withhold in its sole discretion.

16. Amendment. This Note may not be amended, extended, modified or otherwise changed orally. No amendment or modification of this Note, and no additional obligations assumed by either party in connection with this Note, shall be effective unless evidenced by a written instrument signed by the parties.

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17. Waiver. No amendment, modification, or waiver of any provision of this Note, and no consent to any departure by Holder therefrom, shall be effective unless approved by Holder and contained in a writing signed by or on behalf of Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18. Survivability. The terms and provisions of this Note that can only be given proper effect if they survive the termination of this Note will survive and remain enforceable notwithstanding the termination, rescission, or expiration of the underlying indebtedness, for any reason whatsoever, until such time as all of Maker’s obligations hereunder have been discharged.

19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of law principles. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT OR DEFENSE ARISING OUT OF, THIS NOTE SHALL BE BROUGHT IN THE DISTRICT OF THE HOLDER, OR, IF SUBJECT MATTER JURISDICTION EXISTS, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF THE HOLDER (CENTRAL DIVISION), AND EACH OF THE PARTIES CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD.

20. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

21. DISCLAIMER. IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS NOTE MAY BE LEGALLY ENFORCED. THE PARTIES MAY CHANGE THE TERMS OF THIS NOTE ONLY BY WRITTEN AGREEMENT.

By Signatures affixed below, the Parties hereby confirm their rights and obligations under this Agreement.

Maker:	Holder:

Spotlight Innovation, Inc.	The Greig Companies, Inc.
6750 Westown Pkwy Suite200-226	1730 LaBounty Rd Ste-3, #174
West Des Moines, IA 50266	Ferndale, WA 98248

By:	/s/ Cristopher Grunewald	By:	/s/ J. Greig
Name:	Cristopher Grunewald	Name:	J. Greig
Title:	CEO	Title:	President

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Exhibit A

Payment Delivery Instructions

Maker Instructions:

Holder Debt Reserve Payment:

Deliver to:

Bank of America

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Exhibit B

Debt Reserve & Use of Proceeds

Lone Use of Proceeds
Lone	$2,500,000
Debt Service	$(600,000)
Expense Fee	$(250,000)
Legal	$(25,000)
Avail. To Co.	$1,625,000

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